SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2003

STANDARD COMMERCIAL CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

1-9875	13-1337610
(Commission File Number)	(IRS Employer ID Number)

2201 Miller Road, Wilson, North Carolina 27893

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (252) 291-5507

(Former name or former address, if changed since last report)

Item 5. Other Events.

Standard Commercial Corporation issued a press release on May 16, 2003 to announce that it had entered into a settlement agreement with the plaintiffs who had filed complaints against it and other leaf merchants as defendants in DeLoach, et al. v. Philip Morris Inc., et al. A copy of this press release is attached as an exhibit to this report.

Statements in this report that are not purely statements of historical fact may be deemed to be forward-looking. Readers are cautioned that any such forward-looking statements are based upon management’s current knowledge and assumptions, and actual results could be affected in a material way by many factors, including risks associated with governmental investigations and unforeseen changes in political, market and economic conditions. Standard Commercial Corporation assumes no obligation to update any of these forward-looking statements.

Item 7. Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated May 16, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD COMMERCIAL CORPORATION

Date:	May 16, 2003	/s/ ROBERT A. SHEETS
Robert A. Sheets, Vice President and Chief Financial Officer

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